UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

Commission file number 001-31617

BRISTOW GROUP INC.
(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on November 27, 2018, Bristow Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain private investors (collectively, the “Note Purchasers”), whereby the Company agreed to issue, and the Note Purchasers agreed to purchase, a minimum of $135 million aggregate principal amount of a new series of convertible senior secured notes of the Company (the “Convertible Notes”). The Note Purchasers also had the option, exercisable until December 14, 2018, to purchase up to an additional $15 million of Convertible Notes. Prior to the expiration of the option period, the Note Purchasers notified the Company that they elected not to exercise their option to purchase additional Convertible Notes.

The closing of the private placement is subject to the satisfaction of certain conditions, including (1) the execution and delivery of definitive documentation with respect to the Convertible Notes in accordance with the terms set forth in the Securities Purchase Agreement, (2) the closing of the previously announced acquisition of Columbia Helicopters, Inc. (“Columbia”) by a subsidiary of the Company and (3) the absence of any material adverse effect with respect to Columbia’s business.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: December 17, 2018	By:	/s/ E. H. Underwood III
E. H. Underwood III
Interim General Counsel